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                                    EXHIBIT 99.1


[MERGE LOGO]

                                                                    NEWS RELEASE
                                                           For Immediate Release

                                  Contact: Colleen Doan, Chief Financial Officer
                                                                  (414) 977-4000

       MERGE TECHNOLOGIES ANNOUNCES COMPLETION OF INTERPRA ACQUISITION

Expands product line to provide internet/intranet solutions integrating clinical workflow management to back office and imaging infrastructure

     Milwaukee, WI, September 2, 1999 -- Merge Technologies Incorporated (NASDAQ: MRGE) today announced that it has completed the acquisition of Interpra Medical Imaging Network Ltd. Merge adds Interpra's Java-based clinical workflow and information management products to its line of image management and networking solutions for healthcare enterprises.

     "The long-term game plan of Merge is leadership in providing data and workflow integration technologies for the healthcare enterprise. With this acquisition, Merge expands beyond its leading position in DICOM data integration technologies into advanced web-based medical workflow tools that can be globally accessed from any location with an internet connection or across a healthcare enterprise's intranet," said William Mortimore, President and CEO of Merge. "We now offer products that facilitate all the steps of creating web-accessible multimedia radiology reports. These include electronic collection and archiving of diagnostic images, selection of reference images, direct speech to text conversion, online access to medical reference and clinical guideline information, improved billing administration, quality control, practice management statistics, and secure web access to completed reports."

     Dr. Stephen Herman, a practicing radiologist at Toronto's University Health Network, former President of Interpra and now the Chief Medical Officer of Merge said, "For several years, physicians have sought to take advantage of speech recognition,

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internet technologies, online medical content and multimedia data repositories to improve the quality of their workflow and service delivery. Merge can now fill this market need with its worldwide sales and support organization, its twelve years of success in imaging connectivity together with Interpra's medical workflow integration technologies."

     These technologies are also available to Merge's numerous OEM/VAR customers to include within their image and workflow management products. "Our customers can immediately take advantage of the HL-7 and DICOM medical standards together with Java and web information distribution technologies, which can dramatically improve their time to market," said Mr. Mortimore.

     "Merge will continue Interpra's technology development effort in Toronto," according to Michael J. Franco, Merge's Vice President for Engineering and Chief Technology Officer. "Toronto has an excellent reputation for web-based software engineers, and our efforts there will augment the strong technical staff at Merge's Milwaukee headquarters. Also, Interpra's experience in working with a major Toronto-based academic hospital network that performs over 500,000 imaging procedures per year will translate into 'industrial strength' solutions for our customers."

     Merge Technologies Incorporated is a global leader in the drive towards an integrated healthcare enterprise. The Company's products integrate the data generated by medical devices into standard medical data communications formats such as DICOM and HL-7, provide clinical workflow integration and produce multimedia electronic reports for distribution in a healthcare enterprise information network. The company's products have been installed at thousands of healthcare facilities throughout the world.

     Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in filings with the Securities and Exchange Commission. In addition, the acquisition referred to herein is subject to the execution of a definitive agreement, satisfactory completion of due diligence review, obtaining required approvals and other customary closing conditions.

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